MASTER CONTRACTOR AGREEMENT



                                     Between



                               FASTNET Corporation



                                       and



                               Jerren Corporation



                               Dated  MARCH 1, 2000
                                      -------------

MASTER CONTRACTOR AGREEMENT .............................................    1
   WITNESSETH ...........................................................    1
   ARTICLE I ............................................................    1
        DEFINITIONS .....................................................    1
   ARTICLE II
        SCOPE OF AGREEMENT ..............................................    3
   ARTICLE III ..........................................................    3
        THE PROJECT .....................................................    4
   ARTICLE IV ...........................................................    9
        PAYMENTS
   ARTICLE V
        LIABILITY .......................................................    9
   ARTICLE VI ...........................................................    9
        INDEMNITY .......................................................    9
   ARTICLE VII
        CONTRACTOR AS INDEPENDENT CONTRACTOR ............................   11
   ARTICLE VIII .........................................................   11
        INSURANCE .......................................................   11
   ARTICLE IX ...........................................................   12
        DEFAULT .........................................................   12
   ARTICLE X ............................................................   13
        TERM ............................................................   13
   ARTICLE XI ...........................................................   14
        CONTRACTOR'S STAFF ..............................................   14
   ARTICLE XII
        CONFIDENTIAL1TY AND PUBLICITY15
   ARTICLE XIII .........................................................   15
        MISCELLANEOUS ...................................................   15
    EXHIBIT A ...........................................................   20
        FINAL ACCEPTANCE CERTIFICATE ....................................   20
    EXHIBIT B ...........................................................   21
        PARTIAL ACCEPTANCE CERTIFICATE ..................................   21
    EXHIBIT C ...........................................................    1
      PROJECT AGREEMENT
        ARTICLE I - INCORPORATION OF MASTER CONTRACTOR AGREEMENT ........    1
        ARTICLE II - PROJECT DESCRIPTION; INCORPORATION OF SCOPE OF WORK.    1
        ARTICLE III - TIME OF COMMENCEMENT AND SUBSTANTIAL COMPLETION ...    1
        ARTICLE IV - CONTRACT PRICE .....................................    2
    EXHIBIT D ...........................................................    4
      PROJECT AGREEMENT .................................................    4
        ARTICLE 1 - INCORPORATION OF MASTER CONTRACTOR AGREEMENT ........    4
        ARTICLE II - LOCATION, or LEASE PURCHASE OF REAL ESTATE .........    4
        ARTICLE III - PROJECT DESCRIPTION; INCORPORATION OF SCOPE OF WORK    8
        ARTICLE IV - TIME OF COMMENCEMENT AND SUBSTANTIAL COMPLETION ....    8
        ARTICLE V - COMPENSATION ........................................    9
    EXHIBIT E ...........................................................    1
        WAIVER AND RELEASE OF LIEN ......................................    1

                           MASTER CONTRACTOR AGREEMENT
                           ---------------------------

                    THIS MASTER CONTRACTOR AGREEMENT ( "Master Agreement")

made and entered into this 1ST day of MARCH, 2000 by and between FASTNET, a Pennsylvania corporation, with its principal office at Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, PA 18017, and Jerren Corporation, having its principal office at 1435 Cannon Rd., Myrtle Beach, S.C. 29577
("Contractor").

                                   WITNESSETH

         WHEREAS, FASTNET is in the business of providing various internet, data, and telecommunication services using wireless radio and land-based data communication technologies and components;

         WHEREAS, FASTNET desires to erect microwave towers and place communications equipment or components at existing facilities or upon existing towers at certain locations for the purpose of expanding FASTNET's business.

         WHEREAS, Contractor is in the business of providing specialized development and construction services for data and telecommunication industries.

         WHEREAS, FASTNET desires Contractor to assist FASTNET with the procurement, construction, development, and deployment of certain infrastructure associated with FASTNET'S expansion. These activities include the identification and procurement of real estate, the procurement, construction and/or installation of related shelters, equipment, transmission lines, and antennas, the design, engineering, purchase and erection of microwave towers and components, and related civil engineering. These activities also include all other activities as may be directed by any "Project Agreement(s)" (as such term is hereinafter defined) which may be executed hereafter.

         WHEREAS, Contractor has represented to FASTNET that it has expertise and experience in the foregoing activities and has sufficient knowledge and resources to accomplish same.

         NOW THEREFORE, in the consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FASTNET Corporation and Jerren Corporation (collectively the "Parties") hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The definitions set forth in this Article shall apply to the following terms when used with initial capital letters in this Master Agreement, the attachments, exhibits and amendments hereto.

                                       1


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1.       ACCEPTANCE: FASTNET's written approval of a completed project by means of a relevant Final Acceptance Certificate.

2. PARTIAL ACCEPTANCE: FASTNET'S written approval of a completed portion or completed part of a project by means of a relevant Partial Acceptance Certificate.

3. AFFILIATE: a person, association, co-partnership, partnership, corporation or joint-stock company or trust that direct or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person, association, co-partnership, partnership, corporation or joint stock company or trust. Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

4. FINAL ACCEPTANCE CERTIFICATE: A certificate in the form of Exhibit A, which has been executed and delivered by FASTNET to Contractor upon final completion of an acceptable Project in accordance with this Agreement. The Final Acceptance Certificate shall constitute final acceptance of the Project and a waiver of all known claims associated with defective work under the Project Agreement, except those arising from (i) faulty or defective work discovered after the date of the Final Acceptance Certificate; (ii) terms of the warranties provided herein and in the Project Agreement(s) or (iii) unsettled liens of Subcontractors appearing after the date of the Final Acceptance Certificate.

5. PARTIAL ACCEPTANCE CERTIFICATE: A certificate in the form of Exhibit B, which shall be executed and delivered by FASTNET to Contractor in accordance with this Agreement. The Partial Acceptance Certificate constitutes acceptance of the completed portion of the Project and a waiver of all known claims associated with defective work and arising from the accepted portion of the Project, except those arising from (i) faulty or defective work discovered after the date of the Partial Acceptance Certificate; (ii) terms of the warranties provided herein and in the Project Agreement(s) or (iii) unsettled liens of Subcontractors appearing after the date of the Partial Acceptance Certificate

6. MASTER AGREEMENT: this Master Contractor Agreement and any Exhibits, attachments and amendments executed hereto.

7. MILESTONE/MILESTONE DATE: calendar date designated by the Parties by which certain identified projects, sub-projects, or tasks outlined in a Project Agreement shall be completed. On completion of all identified tasks associated with the relevant Milestone Date outlined in a Project Agreement, Prices associated with such tasks may be invoiced.

8. PRICE: the amount due to Contractor under each Project Agreement for the entire completion of each Project or Milestone. The Price shall include all reimbursements to Contractor pursuant to the terms hereof.

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9.       PROJECT: Each undertaking designated and agreed to by the Parties in a
         Project Agreement. Contractor shall complete each project in Compliance with all specifications set forth in each Project Agreement and this Master Agreement.

10. PROJECT AGREEMENT(S): A Project Agreement executed by the Parties, describing one or more individual Projects and site specific documents identified in such Project Agreement. Each Project Agreement shall contain specifications (including a Scope of Work document) provided by FASTNET describing the work to be performed to complete the Project. The forms of Project Agreement to be executed in connection herewith are attached hereto as Exhibits C and D.

11. COMPLIANCE/COMPLY: Where pertaining to any relevant local, federal, or state codes, rules, orders and regulations applicable to the performance of this Master Agreement or to any Project Agreement, or to the Contractor's operations, (including, but not limited to, safety and health laws, the Occupational Safety and Health Act of 1970, as amended, and the regulations and any state plans approved thereunder) Compliance means strict adherence to such codes, rules, orders and regulations. Where pertaining to other safety guidelines of this Master Agreement or any Project Agreement, Compliance means strict adherence to such safety guidelines. Where pertaining to other specification set forth in this Agreement or a Project Agreement, compliance means substantial compliance to such specifications set forth in such agreement.

12. PROJECT SITE: The geographical location where the work for each Project shall be performed.

13. SUBCONTRACTOR: shall mean a person or entity whom has a direct contract with Contractor to perform a portion of the work required to complete a Project.


                                   ARTICLE II

                               SCOPE OF AGREEMENT

1. RELATIONSHIP BETWEEN MASTER AGREEMENT AND PROJECT AGREEMENT(S). This Master Agreement provides uniform terms and conditions which shall govern the relationship of the parties. If the Parties hereafter desire to contract with each other for the performance of a Project, the Parties shall execute a Project Agreement in the general form of Exhibit C or Exhibit D attached hereto. This Master Agreement, however, in no way binds either party hereto to execute any Project Agreement, and in the event that no Project Agreement(s) are executed, this Master Agreement shall have no effect.

2. CONFLICT. In the event there is a conflict between the terms and conditions of this Master Agreement and a Project Agreement, the terms and conditions of the Project Agreement shall control. In the event there is a conflict between one or more Project Agreements, the terms and conditions of the most recently executed Project Agreement shall Control.

                                  ARTICLE III

                                   THE PROJECT

1.       RESPONSIBILITIES OF CONTRACTOR.

         a. CONTRIBUTIONS TO PROJECTS INVOLVING AND/OR PURCHASE OR LEASE OF REAL ESTATE. With respect to Projects not involving the location, purchase or lease of real estate, except to the extent expressly stated otherwise in a Project Agreement, Contractor shall be responsible for providing all labor, materials, construction surveys and layout designs, equipment, tools, transportation and other facilities and services necessary for the proper execution and completion of the Project, whether temporary or permanent and whether or not incorporated or to be incorporated into the Project. This responsibility shall extend to, without limitation, proper selection, design and location of antenna, support structures and related equipment structures. Project Agreements to perform Projects not involving the location, purchase or lease of real estate shall be made pursuant to a Project Agreement in the form of Exhibit C and further which is acceptable to both parties.

         b.       CONTRIBUTIONS TO PROJECTS INVOLVING THE LOCATIONS
                  AND/OR PURCHASE OR LEASE OF REAL ESTATE. With respect to Projects which involve the location and/or purchase or lease of real estate, Contractor shall be responsible for all costs incurred in locating and/or purchasing or leasing the real estate, including all costs of labor and services associated with the representations made by Contractor to FASTNET with respect to such real estate. Project Agreements to perform Projects involving the purchase, lease or sale of real estate shall be made pursuant to a Project Agreement in the form of Exhibit D provided it is acceptable to both parties. With respect to each parcel of real estate located and/or purchased or leased by FASTNET pursuant to a Project Agreement, the recommendation by the Contractor represents that to the best of his knowledge and belief such real estate will Comply with the following requirements and responsibilities.

                  (1)      All applicable local zoning ordinances.

                  (2) All applicable, federal, local, state rules, laws and regulations for the project.

                  (3) The real estate contains no flood plains, wetlands or historical landmarks.

                  (4) The real estate complies with all federal, stale and local environmental rules and regulations for the projects.

                  (5) The site for the real estate shall be such that zoning approval will be obtained for a microwave celltower and all related structures and components.

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

                  (6) The real estate location shall be such so as to optimize the service and capacity of this microwave celltower.

         c. TAXES. Contractor shall pay all applicable sales, consumer, use and other similar taxes applicable to a Project at the time of the execution of a Project Agreement.

         d. WARRANTY. Contractor warrants that all work done to complete a Project will be of good quality, free from faults and defects for a period of one year following the date of issuance of the Final Acceptance Certificate by FASTNET pursuant to Article 3,
                  Section 5 hereof (pertaining to Inspection and Acceptance of Projects). The contractor warrants that it will disclose to FASTNET any known fault or subsequent discovery of defects related to the work and its performance for a period of five
                  (5) years following the date of issuance of the Final Acceptance Certificate.

         e. LIMITATION OF WARRANTIES. Contractor warrants that the services and equipment provided under this Agreement will be merchantable, proper and fit for the particular purpose intended and according to industry standards. Notwithstanding the foregoing, to the extent that any of the services, materials and/or products utilized by contractor are warrantied by the supplier or manufacturer, Contractor disclaims any independent warranty as to said services or products, and FASTNET agrees to look first to the manufacturer of said services or products under any supplier and/or manufacturer warranty for any claim relating to such product(s). Contractor makes no other representations or warranties except as specifically set forth in this Agreement or subsequent Project Agreement.

         f. PERMITS, WORK RULES, LAWS AND REGULATIONS. Contractor shall obtain and Comply with, at Contractor's sole expense, all permits, certificates and licenses required by any governmental authority. Contractor shall comply with all local, municipal, state, federal and governmental laws, orders, codes and regulations applicable to Contractor's operations, performance of this Agreement and any project therefrom.

         g. OTHER NECESSARY APPROVALS. Except to the extent stated otherwise in a Project Agreement, Contractor shall secure and pay for any approvals, easements, assessments and charges associated with the completion of a Project. The cost associated with these charges shall also be reimbursed by FASTNET to Contractor as a portion of the Price of the Project provided FASTNET has received specific written prior notice and approval of said charges.

         h. NOTICE OF PROJECT NON-COMPLIANCE WITH LAWS. Contractor shall notify FASTNET in advance if any proposed term of the Project are at variance with any law, ordinance, rule, regulation and lawful order of any public authority bearing on the performance of such term or terms. Contractor shall at all times strive to assure that all Project terms are in Compliance with any and all such regulations.

         i.       SUPERVISION OF PROJECTS.

                  (1) Contractor shall supervise and direct each Project using Contractor's best skill and attention. Contractor shall be solely responsible for all construction means, methods, techniques, sequences and procedures relating to each Project. Contractor shall coordinate all portions of each Project under each Project Agreement.

                  (2) Contractor shall at all times enforce strict discipline and good order among Contractor's employees.

                  (3) To the extent it is applicable, Contractor at all times shall keep the Project Site free from accumulation of waste materials or rubbish caused by the activities performed in pursuance of the completion of the Project, and upon completion of the Project, all waste materials and rubbish, as welt as tools, construction equipment, machinery and surplus materials shall be removed promptly by Contractor.

                  (4) To the extent it is applicable, Contractor shall employ a competent supervisor who shall be in attendance at the Project Site until the Project is completed.

                  (5) Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with each Project Site and shall erect and maintain all required safeguards for safety and protection and take any and all reasonable precautions with regard to same.

                  (6) Contractor shall promptly remedy all damage or loss resulting during the course of each Project to all materials and equipment to be incorporated therein (whether in storage on or off the Project Site, under the care, custody or control of Contractor or any of his Subcontractors) and to the other property at the project Site or to adjacent property, caused in whole or in part by Contractor except damage or loss directly attributable to the act or omission of anyone directly employed by FASTNET, as well as its agents or other contractors.

                  (7) Contractor shall provide FASTNET regular project updates and/or progress reports to keep FASTNET informed of the latest project developments. Contractor shall at all times keep and maintain proper and full records, documents and/or accounts and shall make them available to FASTNET upon reasonable request.

         j. SAFETY. Contractor agrees to Comply with safety standards in the performance of any Project, which standards shall, at a minimum, meet with the following guidelines.

                  (1) Contractor shall take necessary safety and other precautions to protect property and persons from damage, injury or illness arising out of the performance of the Project Contractor shall place signs and lights, erecting barricades, or doing other things as prudence may to prevent injury to persons or property from open manholes, excavations, ditches, and from materials or equipment left on the Project Site.

                  (2) Contractor shall take care to avoid coming in contact with, or causing damage to, any water, sewer, steam, gas, fuel, other pipe lines, mains or service pipes, electrical, communications, other energy transmission conduits, cables, wires, or service connections, other private, utility, or governmental facilities, whether they are located upon, below, or above ground surface. Repair of damage, if sustained, will be responsibility of, and costs shall be borne by, Contractor or its Subcontractors, if applicable. Contractor shall hold harmless and indemnify FASTNET with regard to any and all damage and/or liability relating to same.

                  (3) Contractor agrees, if requested in writing by FASTNET, to impose any additional FASTNET rules, standards, procedures, and/or regulations relating to safety, access, operation and/or maintenance of any site.

         k. COOPERATION WITH OTHER CONTRACTORS: Contractor agrees that FASTNET may award separate contracts to other contractors to perform certain work at a particular Project Site, and Contractor agrees to cooperate with such other contractors. Contractor confirms herein that this Agreement does not constitute any intent by FASTNET to use Contractor on an exclusive basis with regard to any projects.

                  Contractor also agrees to afford separate contractors a reasonable opportunity for the introduction and storage of materials and equipment at the Project Site. Contractor shall also cooperate reasonably with any and all such separate contractors regarding any iSsues that may arise related to their projects including storage of materials and equipment at the Project Sire. In no event, however shall Contractor be held responsible for the intentional or negligent acts or omissions of the separate contractors or any of their subcontractors or employees.

         1. CONTRACTOR LIEN WAIVERS. Contractor agrees to provide FASTNET with lien waivers and Releases pertaining to the work performed by Contractor upon receipt of a Partial or Final Acceptance Certificate. Contractor agrees that if Contractor or any Subcontractor files any lien against FASTNET or the real property at which the Project Site is located, then FASTNET shall have the right to require Contractor to post a bond in an amount equal to the lien amount plus the unpaid portion of the Price.

         2.       RESPONSIBILITIES OF FASTNET.

                  a. FURNISHING SPECIFICATION. FASTNET shall be responsible for providing specifications to describe each Project, and such specifications shall be incorporated into each Project Agreement to define the scope of each Project. Contractor shall guide and fully inform FASTNET with regard to information reasonably required by FASTNET for its specifications.

                  b. PROMPT PAYMENT. Pursuant to the terms of each Project Agreement, FASTNET shall issue payment of any undisputed amount promptly as such payments become due and payable.

         3. MODIFICATIONS AND CHANGES TO THE PROJECTS. FASTNET reserves the right to make additions, deletions, and modifications to the specifications that define the scope of a Project subsequent to the daze of the execution of a Project Agreement. Any proposed additions, deletions or modifications to the specifications of a Project will be communicated to contractor, in writing, and the parties shall mutually agree upon an adjustment to the Price for the particular Project affected.

         4. TIME IS OF THE ESSENCE. Contractor acknowledges and agrees that time is of the essence under each executed Project Agreement.

         5.       INSPECTION AND ACCEPTANCE OF PROJECT(S).

                  a. FASTNET shall have the right to inspect and examine the work at each Project Site at any time.

                  b. On completion of each Milestone or Project, FASTNET shall have 30 days to inspect and examine the work performed thereunder. Such time for inspection may be extended as mutually agreed by the Parties.

                  c. In the event FASTNET finds a completed Project is in Compliance with the specifications of the Project Agreement, FASTNET shall sign and deliver a Final Acceptance Certificate.

                  d. In the event FASTNET finds a portion of a Project is in Compliance with the specifications of the Project Agreement, FAST shall sign and deliver a Partial Acceptance Certificate relating to work completed.

                  e. In the event the work or some portion does not meet the specifications designated in the Project Agreement, FASTNET shall notify Contractor, in writing, that the Requirements of the Project Agreement have not been met. Hereunder, Contractor shall have 10 days from actual receipt of said notice in which to bring such work into Compliance.

                                   ARTICLE IV

                                    PAYMENTS

1. PAYMENTS DUE. On completion of the work associated with a Milestone or completed Project, Contractor shall deliver to FASTNET an invoice which itemizes Prices due for each Project or Milestone, and any reimbursement items. Payment shall become due and payable, owing to Contractor on receipt of invoice by FASTNET. Payment terms shall be net 30 days from receipt of said invoice.


                                    ARTICLE V

                                    LIABILITY

1. LIMITATIONS OF LIABILITY. Except in connection with claims for physical injuries caused by wrongful conduct of FASTNET, FASTNET will not be liable for (i) any special, incidental or consequential damages or (ii) commercial loss of any kind, including loss of business or profits, whether based upon breach of warranty, breach of contract, negligence, strict tort or any other legal theory, whether or not FASTNET has been advised of the possibility of such damages.

2. LIMITATIONS OF LIABILITY. Except in connection with claims for physical injuries, Contractor will not be liable for (i) any special, incidental or consequential damages or (ii) commercial loss of any kind, including loss of business or profits, whether based upon breach of warranty, breach of contract, negligence, strict tort or any other legal thorny, whether or not Contractor has been advised of the possibility of such damages.


                                   ARTICLE VI

                                    INDEMNITY

1.       IDENTIFICATION OF FASTNET

         a. Contractor agrees to defend, indemnity and hold harmless FASTNET, its directors, officers and employees, from all liability, claims, damages, costs or expenses (including reasonable attorneys' fees) arising out of claims made against FASTNET, or damages suffered by FASTNET, in connection with the performance of this Master Agreement, or any Project or Project Agreement hereunder, (including claims which arise out of Contractor's failure or asserted failure to obtain any required permit, certificate or license required by any governmental authority) except to the extent such claims or damages result solely from the acts or omission of FASTNET, its employees, agents or representatives. The foregoing indemnities shall survive the expiration or termination or completion of this Master Agreement or the Project Agreement giving rise to an indemnification claim hereunder.

         b. In the event FASTNET seeks indemnification from Contractor, FASTNET shall promptly give written notice to Contractor of the condition, event of occurrence, or the commencement of the action, suit, or proceeding for which indemnification is sought. Contractor, through competent counsel reasonably satisfactory to FASTNET, shall assume control and defense thereof; provided FASTNET shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at its own expense. If Contractor fails to assume the defense within a reasonable time with competent counsel reasonably satisfactory to FASTNET, FASTNET may assume such defense, and the reasonable attorneys' fees and expenses for such counsel will be covered by the indemnity obligation provided hereunder.

         c. Notwithstanding the foregoing, Contractor shall not settle or compromise any action, suit or proceeding, or consent to the entry of any judgment, which does not include as an unconditional term thereof, the delivery by the claimant or plaintiff to FASTNET of a written release of all liability in respect of any such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect FASTNET.

2.       INDEMNIFICATION OF CONTRACTOR

         a. FASTNET agrees to defend, indemnify and hold harmless Contractor from all liability, claims, damages, costs or expenses (including reasonable attorneys' fees) arising out of claims made against Contractor, or damages suffered by Contractor, caused directly by the intentional wrongful conduct of FASTNET in connection with the performance of this Master Agreement, or any Project or Project Agreement hereunder. The foregoing indemnity shall survive the expiration or termination or completion of this Master Agreement or the Project Agreement giving rise to an indemnification claim hereunder.

         b. In the event Contractor seeks indemnification from FASTNET, Contractor shall promptly give written notice to FASTNET of the condition, event of occurrence, or the commencement of the action, suit, or proceeding for which indemnification is sought. FASTNET, through competent counsel reasonably satisfactory to Contractor, shall assume control and defense thereof; provided Contractor shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at its own expense. If FASTNET fails to assume the defense within a reasonable time with competent counsel reasonably satisfactory to Contractor, Contractor may assume such defense, and the reasonable attorneys' fees and expenses for such counsel will be covered by the indemnity obligation provided hereunder.

         c. Notwithstanding the foregoing, FASTNET shall not settle or compromise any action, suit or proceeding, or consent to the entry of any judgment, which does nor include as an unconditional term thereof, the delivery by the claimant or plaintiff to Contractor of a written release of all liability in respect of any such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect Contractor.

                                   ARTICLE VII

                      CONTRACTOR AS INDEPENDENT CONTRACTOR

1. INDEPENDENT CONTRACTOR. In relation to this Master Agreement and Project Agreement. Contractor is acting solely as an independent contractor of FASTNET, and as such, agrees to represent itself only as an independent contractor. Nothing herein shall be deemed to create any other relationship, including, without limitation, a partnership relation, an agency relation or an employer/employee relation and/or exclusive dealing relationship. Accordingly, personnel supplied by either party will be deemed employees of such party and will not, for any purpose, be considered employees or agents of the other party of have any authority to act on behalf of the other party. Both parties assume responsibility for the action of their own personnel while performing services pursuant to this Master Agreement or any Project Agreement and shall be solely responsible for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), Workers' Compensation, disability, benefits and the like for their own personnel.

2. No provision of this Master Agreement or any Project Agreement shall be construed as vesting in Contractor any control whatsoever in any facilities and operations of FASTNET.


                                  ARTICLE VIII

                                    INSURANCE

1. LIABILITY INSURANCE. A policy of liability insurance shall be purchased and maintained by Contractor to protect it from claims under Workers' or Workmen's Compensation acts and other employee benefit acts, claims for damages because of bodily injury, including death, and from claims for damages1 other than to the work itself, to property which may arise out of or result from Contractor's operations under this Master Agreement. This insurance shall be written for not less than any limits of liability specified herein or required by law, whichever is the greater, and shall include (i) contractual liability insurance applicable to Contractor's obligations under Paragraph 3.1 herein, and
         (ii) business auto insurance covering the ownership, maintenance or use of any owned, non-owned or hired vehicle. Certificates of such insurance shall be filed with FASTNET prior to the commencement of each Project as described in Section 82 below.

         Contractor's liability insurance limits shall be as follows:

                          $1,000,000 primary insurance

                          $4,000,000 excess insurance

2. ADDITIONAL INSURED. In all insurance policies obtained by Contractor pursuant to this Agreement, FASTNET shall be named as an additional insured, and Contractor shall provide FASTNET with certificates of insurance evidencing that such insurance has been obtained and FASTNET is so named. Such certificates of insurance shall state that the policy pursuant to which the certificate is issued may not be cancelled or materially changed without 30 days prior written notice to FASTNET.


                                   ARTICLE IX

                                     DEFAULT

1. EVENTS OF DEFAULT. Any of the following events shall constitute an "Event of Default":

         a. Contractor fails to remedy any Project defect within ten (10) days after written notification from FASTNET in accordance with Article 3 section 5 of this Master Agreement (Pertaining to inspection and acceptance of Projects); or

         b. FASTNET fails to remit payment(s) as to an undisputed amount (disputed amounts to be identified in writing by FASTNET) when the same shall become due and payable pursuant to Article IV hereof, and such payment default shall continue for a period of thirty (30) days; or

         c. Any other covenant or agreement of either party contained herein or in a Project Agreement between FASTNET and Contractor is not timely performed; or

         d. Any warranty of either party contained herein or in any Project Agreement is untrue as of the date made or any representation, warranty, schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the other party in connection with this Master Agreement or any Project Agreement is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

         e. Either party shall fail to maintain its existence in good standing in its state of incorporation or formation or shall fail to be authorized, licensed, or qualified to do business in each jurisdiction where necessary because of the nature of its business in each jurisdiction where necessary because of the nature of its business or properties, and such failure is not remedied by the defaulting party within thirty (30) days after the defaulting party has knowledge of such failure; or

         f. Any bankruptcy, insolvency, reorganization, arrangement, liquidation, dissolution or similar proceeding, domestic or foreign, is instituted by or against either party; or

         g. Either party shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement or shall suspend the transaction of all or a substantial portion of its usual business; or

         h. Either party shall dissolve, liquidate, consolidate or cease to be in existence for any reason except the event that FASTNET merges, acquires, or is acquired by a third party; or

         i. Contractor shall fail to immediately remedy any unsafe condition or potentially unsafe condition at the Project Site of which it has or should have knowledge.

1. REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the non-defaulting party shall be entitled to terminate this Master Agreement or the Project Agreement(s) giving rise to the Event of Default by providing written notice to the defaulting party. If this Master Agreement is terminated, all executed Project Agreements outstanding shall also be terminated. In addition to the remedy of termination, the non-defaulting party shall be entitled to recover all damages suffered as a result of such default, subject to the limitation of Article V hereof, and each party hereof shall be entitled to any additional equitable relief to the extent permitted by law.

2. In the event there is a default by the Contractor with respect to any of the provisions of this Agreement or its obligations under it, FASTNET shall give Contractor written notice of such default. After receipt of such written notice, Contractor shall have fifteen (15) days in which to cure any monetary default and thirty (30) days in which to cure any non-monetary default, provided Contractor shall have such extended period as may be required beyond thirty (30) days if the nature of the cure is such chat it reasonably requires more than thirty
         (30) days and the Contractor commences the cure within thirty the (30) day period and thereafter continuously and diligently pursues the cure to completion and in fact completes same in a period acceptable to FASTNET. FASTNET may not maintain any action or effect any remedies for default against Contractor unless and until Contractor has failed to cure the same within the time periods provided in this Paragraph.


                                    ARTICLE X

                                      TERM

1. DURATION. This agreement shall commence on the date hereof and continue in full force and effect until the later to occur of (a) performance of all services to be performed pursuant to the Project Agreements; or (b) the expiration of 36 months from the date hereof, subject to the provisions for early termination and for suspension of services, both as hereinafter provided.

2.       EARLY TERMINATION

         a. TERMINATION FOR CAUSE. For purposes of this Master Agreement, termination of the Master Agreement pursuant to an Event of Default by Contractor under Article IX shall be considered termination for cause.

3. SUSPENSION. If any Project is delayed for any reason, FASTNET may suspend the term of the Project Agreement for such Project upon (10) days' prior written notice to Contractor for a period up to a maximum of 3 mouths (the "Suspension Period").

4. EFFECT UPON TERMINATION OF SUSPENSION. Upon any termination or suspension of this Master Agreement as herein provided, Contractor shall:

         a. discontinue all services hereunder as of the effective date of such termination or suspension; and

         b. transfer and deliver to FASTNET, in the manner and at the time directed by FASTNET, all of its right, title and interest in and to completed and uncompleted work, supplies, materials and all contracts, subcontracts, guaranties, books, papers, records, plans, specifications, drawings. surveys, schedules, reports and all other property produced as a part of or acquired in connection with the performance of Contractor's obligations under this Master Agreement and the Project Agreements; and

         c. in the event of early termination of this Master Agreement, take all action necessary to assure an orderly transition between Contractor and such other party as may be retained by FASTNET to complete the development of the Projects on behalf of FASTNET, including, without limitation, timely and complete departure from the Projects.

         d. In the event of the early termination or suspension of any Project Agreement, Contractor may retain whatever compensation was properly payable under said Project Agreement prier to the effective date of such termination or suspension provided the work related to any such compensation was free from faults or defects and shall receive no further compensation hereunder until such time as the Project Agreement is reinstated in the event of suspension, except that Contractor shall have the right to receive any payment owed to Contractor as of the effective date of such termination or suspension pursuant to the terms hereof with respect to matters occurring between the date of the last payment to Contractor and the effective date of such termination or suspension.


                                   ARTICLE XI

                               CONTRACTOR'S STAFF

1. STAFFING. Contractor shall devote such time and personnel as shall be necessary for the diligent, effective, thorough and careful performance of its duties hereunder. Contractor agrees that the staff available to it to perform its obligations hereunder shall at all times consist of a sufficient number of appropriately trained, experienced and otherwise qualified personnel to enable it to efficiently and effectively carry out its obligations pursuant to this Master Agreement and the Project Agreements under the direct supervision of Contractor. Contractor acknowledges, that this is an agreement for professional services, FASTNET is entering into this Master Agreement in reliance on Contractor's expert knowledge and experience, and Contractor agrees to use its best skills and judgment in the performance of its obligations hereunder and to cooperate with FASTNET and all agents of FASTNET, including legal counsel, contractors, engineers and architects, in promoting the interests of FASTNET.

2. During the term of this Master Agreement. Keith Stines of Jerren Corporation shall be assigned by Contractor to be principally responsible for performing Contractor's obligations hereunder and any changes in the foregoing designation shall be subject to FASTNET prior written approval.


                                   ARTICLE XII

                          CONFIDENTIALITY AND PUBLICITY

1. CONFIDENTIALITY. Contractor acknowledges and agrees that any and all materials and information delivered by FASTNET, its employees and agents, to Contractor, its employees and agents, are being delivered on a strictly confidential basis and the Contractor shall not disclose, disseminate, forward, transmit, copy or in any way communicate any such material or information to any party without obtaining FASTNET prior written consent. The foregoing agreement by Contractor shall survive the termination (for any reason) of this Master Agreement.

2. PUBLICITY. All publicity and media contacts concerning the development, management, ownership, operation or in any way related to the Projects shall be referred to FASTNET and Contractor agrees that it shall not engage in any publicity of or contacts with the media concerning the Projects, without obtaining FASTNET prior written approval. The foregoing agreement by Contractor shall survive the termination (for any reason) of this Master Agreement


                                  ARTICLE XIII

                                  MISCELLANEOUS

1. NOTICES. Any notice, demand or other communication required or permitted hereunder shall be given in writing and will become effective if by first class mail, postage prepaid, five days after deposit in the United States mail, if by courier, one day after deposit with a nationally recognized overnight courier, freight prepaid, or, if by facsimile transmission, when confirmation of transmission is received, or if by electronic mail when confirmation of transmission is received or the date of personal delivery.

                           In the case of FASTNET:

                                    FastNet

                                    Two Courtney Place, Suite 130

                                    3864 Courtney Street

                                    Bethlehem, PA 18017

                                    Attention: Mark Horinko

                           In the case of Contractor:

                                    Jerren Corporation

                                    1435 Cannon Rd. P.0. Box 8670

                                    Myrtle Beach, SC 29577 (29578)

                                    Attention: Keith Stines

         Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this Section. Any notice, demand or other communication shall be deemed given and effective as of the date of the delivery in person or by courier or upon receipt, as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the refection or ocher refusal to accept any notice, demand or other communication shall be deemed to be the receipt of the notice, demand or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

2. COUNTERPARTS. This Master Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed the original and all of which together shall constitute but one and the same instrument.

3. SURVIVAL OF OBLIGATIONS. Termination of this Master Agreement or any Project Agreement for any cause shall nor release either party from any liability which, at the time of termination, has already accrued to the other party or which thereafter may accrue in respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

4. APPLICABLE LAW. The validity, construction and performance of this Master Agreement of the Project Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of law doctrine. The exclusive forum for any disputes under or related to this Agreement shall be the Courts of Common Pleas of Northampton County and/or the District Court for the Eastern District of Pennsylvania.

5. EFFECT OF HEADINGS. Headings to articles and paragraphs of this Master Agreement of the Project Agreements(s) are to facilitate reference only, and they do not form a part of this Master Agreement of the Project Agreement(s) and shall not in any way affect the interpretation hereof and thereof.

6. AMENDMENT. No amendment of any provisions of this Master Agreement of the Project Agreement(s) shall, in any event, be effective, unless the same shall be in writing and signed by the parties hereto and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

7. NON-WAIVER RIGHTS. The failure to enforce at any time any of the provisions of this Master Agreement or any of the Project Agreement(s) or to require at any time performance by the other party or any of the provisions hereof or the Project Agreement(s) shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Master Agreement or any Project Agreement or any part hereof or thereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Master Agreement and the Project Agreement(s).

8. SUCCESSORS AND ASSIGNS. This Master Agreement and the Project Agreement shall, upon execution by the parties, become effective and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9. SEVERABILITY. If any term or provision of this Master Agreement or any Project Agreement shall be unenforceable or invalid, such unenforceability or invalidity shall not render any other term or provision hereof or thereof unenforceable or invalid, and all other terms and provisions shall be enforceable and valid.

         IN WITNESS WHEREOF, the parties have caused this Master Agreement to be signed below by their duly authorized representative.

FASTNET

By:        /S/ Mark Horinko
    --------------------------------

      Mark Horinko, VP Engineering
    --------------------------------
         Print Name and Title

               3/1/2000
    --------------------------------
                 Date


State of Pennsylvania
         ------------

County of Northampton
          -----------

         On this 1 day of MARCH 2000, before me, the undersigned, a Notary Public, duly commissioned and qualified for said County and State, personally came the following party (or parties) MARK HORINKO known to me to be the identical person(s) whose name(s) are subscribed to the foregoing instrument, and acknowledge the execution thereof to be his or their voluntary act and deed of said corporation, if signing for a corporation.

         My Commission Expires: NOVEMBER 8, 2003
                                ----------------

                                                    /S/ JENNIFER L. HODGE
                                                    ---------------------
                                                         Notary Public



                                                         [NOTARY SEAL]

Jerren Corporation

By:       /S/ Keith W. Stines
    --------------------------------

            Keith W. Stines
    --------------------------------
         Print Name and Title

            March 1, 2000
    --------------------------------
                 Date


State of Pennsylvania
         ------------

County of Northampton
          -----------

         On this 1 day of MARCH 2000, before me, the undersigned, a Notary Public, duly commissioned and qualified for said County and State, personally came the following party (or parties) KEITH W. STINES known to me to be the identical person(s) whose name(s) are subscribed to the foregoing instrument, and acknowledge the execution thereof to be his or their voluntary act and deed of said corporation, if signing for a corporation.

         My Commission Expires: NOVEMBER 8, 2003
                                ----------------

                                                    /S/ JENNIFER L. HODGE
                                                    ---------------------
                                                         Notary Public



                                                         [NOTARY SEAL]